UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2006, RITA Medical Systems, Inc. (the "Company") entered into a Supply and Distribution Agreement with Biocompatibles UK Limited (“Biocompatibles”) related to the LC BeadTM embolization product (the “Distribution Agreement”). Pursuant to the terms of the Distribution Agreement, the Company has obtained exclusive license and distribution rights for the LC Bead embolization product in the United States and Canada for a period of three years.

The Distribution Agreement requires that the Company purchase a specific minimum number of units of the LC Bead embolization product for distribution in the United States and Canada in each of three specified periods during the term of the agreement. The Company must purchase units of the LC Bead embolization product from Biocompatibles at the price set forth in the Distribution Agreement, which is subject to upward adjustment in certain circumstances. The Company has agreed that it will not distribute any competing embolizing products of third parties in the United States or Canada during the term of the Distribution Agreement.

No cash payments were made by either party in connection with their entry into the above-described agreements.

On April 27, 2006, the Company issued a press release, attached hereto as Exhibit 99.1, announcing that the Company had entered into the Distribution Agreement with Biocompatibles.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

*10.98	Supply and Distribution Agreement dated as of April 26, 2006 between RITA Medical Systems, Inc. and Biocompatibles UK Limited
99.1	Press Release of RITA Medical Systems, Inc. dated April 27, 2006

*Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: May 2, 2006	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

*10.98	Supply and Distribution Agreement dated as of April 26, 2006 between RITA Medical Systems, Inc. and Biocompatibles UK Limited
99.1	Press Release of RITA Medical Systems, Inc. dated April 27, 2006

*Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.